SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

Titan Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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TITAN PHARMACEUTICALS, INC.

400 Oyster Point Boulevard

Suite 505

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held August 29, 2006

To the Stockholders of

Titan Pharmaceuticals, Inc.

Notice is hereby given that the Annual Meeting of the Stockholders of Titan Pharmaceuticals, Inc. (the “Company”) will be held on August 29, 2006 at 9:00 a.m. local time at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. The meeting is called for the following purpose:

1. To elect a board of nine directors;

2. To approve the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the independent auditors of the Company for the fiscal year ending December 31, 2006; and

3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on July 21, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10-day period preceding the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

By Order of the Board of Directors,

Louis R. Bucalo, M.D.

Chairman, President and Chief Executive Officer

Dated: August 7, 2006

TITAN PHARMACEUTICALS, INC.

400 Oyster Point Boulevard

Suite 505

South San Francisco, California 94080

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Titan Pharmaceuticals, Inc. (the “Company,” “Titan,” “we,” “us,” or “our”) for the Annual Meeting of Stockholders to be held at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on August 29, 2006, at 9:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption “Election of Directors.”

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s Stockholders is August 10, 2006.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting and cancel any proxy previously given.

VOTING SECURITIES

Only holders of shares of common stock, $.001 par value per share (the “Shares”), of record at the close of business on July 21, 2006 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 38,882,863 Shares. For purposes of voting at the meeting, each Share is entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Shares represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of our directors. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP, independent certified public accountants, as our independent auditors. Any Shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual’s receiving a larger proportion of votes. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 21, 2006, certain information concerning the beneficial ownership of the Shares by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding Shares; (ii) each director and each nominee for director of the Company; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group, and their percentage ownership and voting power.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percent of Shares Beneficially Owned
Louis R. Bucalo, M.D.	2,094,819	(3)	5.4%
Victor J. Bauer, Ph.D.	266,894	(4)	*
Sunil Bhonsle	896,152	(5)	2.3%
Eurelio M. Cavalier	162,500	(6)	*
Robert E. Farrell, J.D.	409,632	(7)	1.1%
Hubert Huckel, M.D.	221,543	(8)	*
Dr. Joachim-Friedrich Kapp	10,000	(9)	*
M. David MacFarlane, Ph.D.	62,500	(10)	*
Ley S. Smith	140,000	(11)	*
Konrad M. Weis, Ph.D.	173,824	(12)	*
All executive officers and directors as a group (10 persons)	4,437,864		11.4%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of common stock of the Company subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(3)	Includes 1,594,819 shares issuable upon exercise of outstanding options.
(4)	Includes 258,250 shares issuable upon exercise of outstanding options.
(5)	Includes 775,858 shares issuable upon exercise of outstanding options.
(6)	Includes 132,500 shares issuable upon exercise of outstanding options.
(7)	Includes 339,552 shares issuable upon exercise of outstanding options.
(8)	Includes (i) 155,500 shares issuable upon exercise of outstanding options, (ii) 200 shares held by Dr. Huckel’s son, and (iii) 3,643 shares held by his wife.
(9)	Includes 10,000 shares issuable upon exercise of outstanding options.
(10)	Includes 52,500 shares issuable upon exercise of outstanding options.
(11)	Includes 130,000 shares issuable upon exercise of outstanding options.
(12)	Includes (i) 115,125 shares issuable upon exercise of outstanding options, (ii) 44,929 shares held by Konrad M. Weis Amended and Restated Revocable Trust Agreement, and (iii) 10,000 shares held by Weis Capital Fund.

EXECUTIVE OFFICERS

The following sets forth the names and ages of our executive officers, their respective positions and offices, and their respective principal occupations or brief employment history.

Name	Age	Office
Louis R. Bucalo, M.D.	47	Chairman, President and Chief Executive Officer
Sunil Bhonsle	56	Executive Vice President, Chief Operating Officer and Director
Robert E. Farrell, J.D.	56	Executive Vice President and Chief Financial Officer

Louis R. Bucalo, M.D. is the founder of Titan and has served as our President and Chief Executive Officer since January 1993. Dr. Bucalo has served as a director of Titan since March 1993 and was elected Chairman of the Board of Directors in January 2000. From July 1990 to April 1992, Dr. Bucalo was Associate Director of Clinical Research at Genentech, Inc., a biotechnology company. Dr. Bucalo holds an M.D. from Stanford University and a B.A. in biochemistry from Harvard University.

Sunil Bhonsle has served as our Executive Vice President and Chief Operating Officer since September 1995, and has served as a director of Titan since February 2004. Mr. Bhonsle served in various positions, including Vice President and General Manager—Plasma Supply and Manager—Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology.

Robert E. Farrell has served as our Executive Vice President and Chief Financial Officer since September 1996. Mr. Farrell was employed by Fresenius USA, Inc. from 1991 until August 1996 where he served in various capacities, including Vice President Administration, Chief Financial Officer and General Counsel. His last position was Corporate Group Vice President. Mr. Farrell holds a B.A. from the University of Notre Dame and a J.D. from Hastings College of Law, University of California.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, nine directors will be elected by the Stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the nine persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors.

The following sets forth the names and ages of the nine nominees for election to the Board of Directors, their respective principal occupations or brief employment history and the period during which each has served as a director of the Company.

Name	Age	Director Since
Louis R. Bucalo, M.D. (1)	47	March 1993
Victor J. Bauer, Ph.D.	71	November 1997
Sunil Bhonsle	56	February 2004
Eurelio M. Cavalier (1)(3)(4)	73	September 1998
Hubert E. Huckel, M.D. (1)(2)(3)	75	October 1995
Joachim Friedrich Kapp, M.D., Ph.D.	64	August 2005
M. David MacFarlane, Ph.D. (2)(4)	65	May 2002
Ley S. Smith (1)(2)(4)	72	July 2000
Konrad M. Weis, Ph.D. (1)(3)	77	March 1993

(1)	Member of Executive Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Member of Nominating Committee

Louis R. Bucalo, M.D. see biographical information set forth above under “Executive Officers.”

Victor J. Bauer, Ph.D. has served on our Board of Directors since November 1997. Dr. Bauer serves as the Executive Vice President of Concordia Pharmaceuticals, Inc., a biopharmaceutical company he co-founded in January 2004. From February 1997 through March 2003, Dr. Bauer was employed by Titan, most recently as our Executive Director of Corporate Development. From April 1996 until its merger into Titan, Dr. Bauer also served as a director and Chairman of Theracell. From December 1992 until February 1997, Dr. Bauer was a self-employed consultant to companies in the pharmaceutical and biotechnology industries. Prior to that time, Dr. Bauer was with Hoechst-Roussel Pharmaceuticals Inc., where he served as President from 1988 through 1992.

Sunil Bhonsle, see biographical information set forth above under “Executive Officers.”

Eurelio M. Cavalier has served on our Board of Directors since September 1998. He was employed in various capacities by Eli Lilly & Co. from 1958 until his retirement in 1994, serving as Vice President Sales from 1976 to 1982 and Group Vice President U.S. Pharmaceutical Business Unit from 1982 to 1993. Mr. Cavalier currently serves on the Board of Directors of ProSolv, Inc.

Hubert E. Huckel, M.D. has served on our Board of Directors since October 1995. Dr. Huckel serves as the Executive Chairman of the Board of Concordia Pharmaceuticals, Inc., a biopharmaceutical company he co-founded in January 2004. He served in various positions with The Hoechst Group from 1964 until his retirement in December 1992. At the time of his retirement, Dr. Huckel was Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc., Chairman and President of Hoechst-Roussel Agri-Vet Company and a member of the Executive Committee of Hoechst Celanese Corporation. He currently serves on the Board of Directors of Thermogenesis, Corp. and Amarin Pharmaceuticals, plc and is a member of their compensation committees.

Jochim Friedrich Kapp, M.D., Ph.D. has served on our Board of Directors since August 2005. Dr. Kapp has worked in various capacities for Schering AG since 1991, most recently as the President of the Global Business Unit on Specialized Therapeutics. Prior to joining Schering AG, Dr. Kapp worked in various capacities with Warner Lambert and its subsidiaries. Dr. Kapp holds an M.D. and a Ph.D. from the University of Essex.

M. David MacFarlane, Ph.D. has served on the Board of Directors since May 2002. From 1989 until his retirement in August 1999, Dr. MacFarlane served as Vice President and Responsible Head of Regulatory Affairs of Genentech, Inc. Prior to joining Genentech, Inc., he served in various positions with Glaxo Inc., last as Vice President of Regulatory Affairs.

Ley S. Smith has served on our Board of Directors since July 2000. He served in various positions with The Upjohn Company and Pharmacia & Upjohn from 1958 until his retirement in November 1997. From 1991 to 1993 he served as Vice Chairman of the Board of The Upjohn Company, and from 1993 to 1995 he was President and Chief Operating Officer of The Upjohn Company. At the time of his retirement, Mr. Smith was Executive Vice President of Pharmacia & Upjohn, and President of Pharmacia & Upjohn’s U.S. Pharma Product Center.

Konrad M. Weis, Ph.D. has served on our Board of Directors since March 1993. He is the former President, Chief Executive Officer and Honorary Chairman of Bayer Corporation. Dr. Weis serves as a director of PNC Equity Management Company, Michael Baker Corporation, Visible Genetics, Inc. and Demegen, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

Director Compensation

Non-employee directors are entitled to receive a fee for each meeting attended and all directors are entitled to receive stock options pursuant to our stockholder-approved stock option plans, including an initial grant of 10,000 options upon becoming a director, a biennial grant of 20,000 options thereafter, and an annual grant of 5,000 options for each committee on which they serve. During 2005, each director was granted an annual option to purchase 5,000 shares of our common stock at an exercise price of $2.05, which was equal to the fair market value of our common stock at date of grant, with respect to each committee of the Board on which each director served. In addition to having their out-of-pocket expenses reimbursed, non-employee directors received $2,500 for each Board of Directors meeting attended in 2005. Directors are not precluded from serving us in any other capacity and receiving compensation therefore. Non-employee directors also receive an annual retainer fee of $5,000 in addition to the fee received for each meeting attended.

Board Committees

The Board of Directors has an Executive Committee, a Compensation Committee, a Nominating Committee and an Audit Committee.

Executive Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management of Titan between Board meetings, to the extent permitted by law. During 2005, the Executive Committee met two times.

Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers, including our Chief Executive Officer, and employees and administers our stock option plans. The Compensation Committee consists of three directors, each of whom meets the independence requirements and standards currently established by the American Stock Exchange. During 2005, the Compensation Committee met two times.

Nominating Committee. The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become board members, in determining the composition of the Board of Directors and in monitoring the process to assess Board effectiveness. The Nominating Committee consists of three directors, each of whom meets the independence requirements and standards currently established by the American Stock Exchange. The Nominating Committee did not meet during 2005 but took action by unanimous consent. The Nominating Committee operates under a written charter, a copy of which was included with the Company’s proxy statement for the 2004 Annual Meeting. Although it has not done so in the past, the Nominating Committee may retain search firms to assist in identifying suitable director candidates.

The Nominating Committee will consider director candidates recommended by security holders. Potential nominees to the Board of Directors are required to have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined in the American Stock Exchange Rules and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating Committee at the following address: Nominating Committee of the Board of Directors, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating Committee, and/or any other method the Nominating Committee deems appropriate, which may, but need not include a questionnaire. The Nominating Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee.

Audit Committee. The Audit Committee (which is formed in compliance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934) consists of three directors, each of whom meets the independence requirements and standards currently established by the American Stock Exchange and the SEC. In addition, the Board of Directors has determined that Mr. Ley Smith is an “audit committee financial expert” and “independent” as defined under the relevant rules of the SEC and the American Stock Exchange. The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of Titan’s internal accounting, auditing and financial reporting practices. The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees. The Audit Committee operates under a written charter, a copy of which was included with the Company’s proxy statement for the 2004 Annual Meeting. During 2005, the Audit Committee met four times.

Meetings of the Board

The Board of Directors met six times during 2005. Each director is expected to attend meetings of our Board of Directors and meetings of committees of our Board of Directors of which he is a member, and to spend the time necessary to properly discharge his respective duties and responsibilities. During 2005, each incumbent director attended at least 75% of the total number of meetings of our Board of Directors and meetings of committees of our Board of Directors of which he was a member, except that after his election to the Board of

Directors in August 2005, Dr. Kapp attended two of the three meetings held by the Board of Directors during 2005. We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders. Dr. Bucalo and Mr. Bhonsle attended the Company’s previous annual meeting.

Communications with the Board of Directors

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

AUDIT COMMITTEE REPORT (1)

The Audit Committee consists of three directors, each of whom meets the independence requirements and standards currently established by the American Stock Exchange and the SEC. The Audit Committee operates under a written charter, a copy of which was included with the Company’s proxy statement for the 2004 Annual Meeting.

The Audit Committee oversees the Company’s financial control and reporting processes on behalf of the Board of Directors. Management is responsible for the financial reporting process including the systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. The independent auditors are responsible for planning and performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for auditing management’s assessment of internal control over financial reporting. The independent auditor is responsible for expressing an opinion on those financial statements and on management’s assessment and the effectiveness of internal control over financial reporting based on their audit.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005 with management and the independent auditors, including a discussion of the adoption of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements and those matters required to be discussed under SAS 61, as amended by SAS 90. In addition, the Audit Committee has received the written disclosures and letter from the independent auditors as required by Independence Standards Board No. 1, and has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board No. 1.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

Ley Smith, Chair

Hubert E. Huckel, M.D.

M. David MacFarlane, Ph.D.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1)

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining experienced executive officers. The Compensation Committee’s informal executive compensation philosophy (which applies generally to all executive officers of the Company, including the President and Chief Executive Officer) considers a number of factors, which may include:

•	providing levels of compensation competitive with companies in comparable industries which are at a similar stage of development and in the Company’s geographic area;

•	identifying appropriate performance goals for the Company;

•	integrating the compensation of the executive officers of the Company with the achievement of performance goals;

•	rewarding above average corporate performance; and

•	recognizing and providing incentive for individual initiative and achievement.

The executive officers receive base salaries pursuant to the terms of their employment agreements with the Company. See “Executive Compensation—Employment Contracts, Termination of Employment and Change-in-Control Arrangements.” Cash and option bonus awards are determined based on a range of measures and internal targets set before the start of each fiscal year and in part by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies. The Compensation Committee considers the Company’s performance under these measures and uses its subjective judgment and discretion in approving individual compensation. During fiscal 2005, the annual option grants to the Company’s executive officers reflected the Company’s recognition of the milestones the executive officers assisted the Company in achieving during the year. There were no cash bonuses awarded to the executive officers in 2005.

The Compensation Committee endorses the position that equity ownership by the executive officers of the Company is beneficial in aligning their interests with those of our stockholders, especially in the enhancement of stockholder value by providing the executive officers with longer-term incentives. The Compensation Committee has implemented its policy on longer-term compensation to executive officers, including the Chief Executive Officer, generally by granting to an executive officer upon joining the Company stock options with vesting over a period of 48 months commencing from the date of grant but requiring at least 12 months of employment for any option to vest. During fiscal 1997, the Compensation Committee made a determination to implement an annual option grant program to executive officers to be based upon the findings in the Radford Associates-Biotechnology Compensation Survey, 1997. During fiscal 1998, the first annual option grants based on the results of such survey were made.

The Compensation Committee also approved the terms and provisions of the one-year extension of Dr. Bucalo’s employment agreement.

Eurelio M. Cavalier, Chair

Hubert E. Huckel, M.D.

Konrad M. Weis, Ph.D.

(1)	The material in the above Audit and Compensation Committee reports is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Code was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003. A written copy of the Code will be provided upon request at no charge by writing to our Chief Financial Officer, Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 2005 (collectively, the named executive officers) for services during the fiscal years ended December 31, 2005, 2004 and 2003:

Summary Compensation Table

	Annual Compensation			Other Compensation
Name and Principal Position	Year	Salary	Bonus
Louis R. Bucalo, M.D.	2005	$366,325		—
President and Chief Executive Officer	2004	$357,042	—	—
	2003	$348,038	—	—

Sunil Bhonsle	2005	$279,208		—
Executive Vice President and	2004	$272,125	—	—
Chief Operating Officer	2003	$265,276	—	—

Richard C. Allen, Ph.D. (1)	2005	$244,383	—	$33,688	(2)
Executive Vice President,	2004	$238,200	—	—
Cell Therapy	2003	$232,230	—	—

Robert E. Farrell, J.D.	2005	$233,108	—	—
Executive Vice President and	2004	$227,217	—	—
Chief Financial Officer	2003	$221,447	—	—

(1)	Dr. Allen left the employ of Titan in March 2006.
(2)	Ordinary income related to the exercise and sale of incentive stock options during the year ended December 31, 2005.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made to the named executive officers during the fiscal year ended December 31, 2005. No stock appreciation rights were granted to these individuals during such year.

	Individual Grant				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Terms
	Number of Securities Underlying Options	% Of Total Options Granted to Employees In	Exercise or Base Price	Expiration
Name	Granted	Fiscal Year	($/Sh) (1)	Date	5%	10%
Louis R. Bucalo	100,000	11.52%	$2.62	02/07/2015	$154,997	$401,998
Louis R. Bucalo	5,000	0.58%	$2.05	08/09/2015	$6,446	$16,336
Sunil Bhonsle	70,000	8.06%	$2.62	02/07/2015	$108,498	$281,399
Richard C. Allen	30,000	3.46%	$2.62	02/07/2015	$46,499	$120,599
Robert E. Farrell	45,000	5.18%	$2.62	02/07/2015	$69,749	$180,899

(1)	The exercise price may be paid in cash, in shares of common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 2005 with respect to the named executive officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis R. Bucalo	—	—	1,650,272	116,047	$37,167	$—
Sunil Bhonsle	—	—	747,905	70,000	$—	$—
Richard C. Allen	83,523	$94,911	516,161	30,000	$—	$—
Robert E. Farrell	—	—	317,052	45,000	$—	$—

(1)	Based on the fair market value of our common stock at year-end, $1.43 share, less the exercise price payable for such shares.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We are a party to an employment agreement with Dr. Bucalo which, as amended in May, 2006, expires in February 2009 and provides for a base annual salary of $210,000, subject to annual increases of 5% and bonuses of up to 25% at the discretion of the Board of Directors. In the event of the termination of the agreement by us without just cause or by Dr. Bucalo for just cause, we are obligated to make severance payments equal to his base annual salary for the greater of the balance of the term of the agreement or two years, subject to offset for earnings after the first 18 months.

Employment agreements with each of Mr. Bhonsle and Mr. Farrell provide for a base annual salary of $185,000 subject to automatic annual increases based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. In the event the employee’s employment is terminated other than for “good cause” (as defined in each employment agreement), we are obligated to make severance payments equal to the base annual salary for nine months.

All of the agreements contain confidentiality provisions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Members of our Compensation Committee of the Board of Directors were Mr. Eurelio M. Cavalier, Dr. Hubert E. Huckel and Dr. Konrad M. Weis. No member of our Compensation Committee was, or has been, an officer or employee of Titan or any of our subsidiaries.

No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of the Company or another entity.

STOCK PRICE PERFORMANCE PRESENTATION

The following chart compares the cumulative total stockholder return on the Company’s Shares with the cumulative total stockholder return of (i) the Amex Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):

COMPARE CUMULATIVE TOTAL RETURN

AMONG TITAN PHARMACEUTICALS, INC.,

AMEX MARKET INDEX AND SIC CODE INDEX

Assumes $100 invested on December 31, 2000 and assumes dividends reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 2001, 2002, 2003, 2004 and 2005. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Audit Committee has reappointed Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”) as independent auditors to audit the financial statements of the Company and audit of management’s assessment and effectiveness of internal controls over financial reporting for the fiscal year ending December 31, 2006. Ernst & Young LLP (“E&Y”) served as our principal accountant for the fiscal year ended December 31, 2003 and until November 8, 2004, the effective date of their resignation. OUM was engaged as our principal accountant effective November 9, 2004, the filing date of our Form 10-Q for the quarter ended September 30, 2004.

The reports of E&Y on the Company’s financial statements for the two fiscal years ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2003, and in the subsequent interim period through November 8, 2004, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

A representative of OUM is expected to be present at the annual meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If the selection of OUM is not ratified, or if prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the next annual meeting will be subject to stockholder ratification at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS TITAN’S INDEPENDENT AUDITORS FOR 2006.

Fees of Independent Auditor

Aggregate fees billed to us by OUM and E&Y during the fiscal years ended December 31, 2005 and 2004 were:

	2005	2004
Audit Fees	$191,126	$213,200
Audit-Related Fees	11,315	33,000
Tax Fees	29,628	30,000
All Other Fees	—	—

Total	$232,069	$276,200

The amounts related to fiscal year 2004 include audit fees of $43,200 and audit related fees of $33,000 billed by E&Y for services provided as our principal accountants up to November 8, 2004.

Audit Fees—This category includes aggregate fees billed by our independent auditors for the audit of Titan’s annual financial statements, audit of management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees—This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of Titan’s financial statements and are not reported above under Audit Fees.

Tax Fees—This category consists of professional services rendered for tax compliance and preparation of Titan’s corporate tax returns and other tax advice.

All Other Fees—During the years ended December 31, 2005 and 2004, Ernst &Young LLP and Odenberg, Ullakko, Muranishi & Co. LLP did not incur any fees for other professional services.

The Audit Committee reviewed and approved all audit and non-audit services provided by Ernst &Young LLP and Odenberg, Ullakko, Muranishi & Co. LLP and concluded that these services were compatible with maintaining its independence. The Audit Committee approved the provision of all non-audit services by each firm.

Pre-Approval Policies and Procedures

In accordance with the SEC’s new auditor independence rules, which became effective on May 6, 2003, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to Titan by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to Titan;

•	provision by the independent auditor to Titan of strategic consulting services of the type typically provided by management consulting firms; or

•	the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of Titan’s financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of Titan who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by Titan, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by Titan.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Titan will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to Stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mail, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or telegraph. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

Titan will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2005 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Sunil Bhonsle, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

WHERE YOU CAN FIND MORE INFORMATION

Titan files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the fiscal year ending December 31, 2006 is expected to be held in August 2007. Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy for presentation at the 2007 Annual Meeting of Stockholders (the “2007 Meeting”) pursuant to Rule 14a-8 (“Rule 14a-8”), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than April 12, 2007. As to any proposals submitted for presentation at the 2007 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2007 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before July 26, 2007.

By Order of the Board of Directors,

Louis R. Bucalo, M.D.

Chairman, President and Chief Executive Officer

Dated: August 7, 2006

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

The shares of Common Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock will be voted FOR the election of the nominees and FOR the approval of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the independent auditors of the Company.

Please mark your vote like this

FOR all nominees listed

below (except as marked

to the contrary below)

WITHHOLDING

AUTHORITY to vote for

all nominees listed below

1. Election of Directors

Nominees: Louis R. Bucalo, M.D., Victor J. Bauer, Ph.D.,

Sunil Bhonsle, Eurelio M. Cavalier, Hubert E. Huckel, M.D.,

Joachim Friedrich Kapp, M.D., Ph.D,

M. David MacFarlane, Ph.D., Ley S. Smith and

Konrad M. Weis, Ph.D.

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name on the line provided to the right.)

2. Ratification of the appointment of Odenberg, Ullakko,

Muranishi & Co. LLP as independent auditors.

FOR AGAINST ABSTAIN

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature if held jointly Date , 2006

(Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each person should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)

ê FOLD AND DETACH HERE AND READ THE REVERSE SIDE ê

PROXY

TITAN PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Dr. Louis R. Bucalo or Sunil Bhonsle as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on August 23, 2006 at 9:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE